Consent of Independent Registered Public Accounting Firm





We consent to the reference to our firm under the captions "Financial Statements" and "Financial Highlights" in the Prospectus in Part A and "Financial Statements" and "Protection of Non-Public Information" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 24, 2004, on the financial statements and financial highlights of Principal Limited Term Bond Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 22 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 33-65031).


                                                           /s/ERNST & YOUNG LLP


Des Moines, Iowa
February 22, 2005